Wilshire Variable Insurance Trust Fund Mergers

On December 21, 2008, the assets of the Short-Term
Investment Fund were reorganized into the Income
Fund. In this merger, 408,894 shares of the Short-
Term Investment Fund were exchanged for 362,339 shares of the Income Fund in a taxable exchange. The value of the Short-Term Investment Fund on December
21, 2008 was $4,105,280. Upon the business combination of such Funds on December 21, 2008, the value of the Income Fund which included accumulated realized losses of $4, combined with the Short-Term
Investment Fund was $96,442,706.

On December 21, 2008, the assets of the 2010
Aggressive Fund, the 2010 Moderate Fund and the 2010
Conservative Fund were reorganized into the 2015 ETF
Fund. In this merger, 110,684 shares of the 2010
Aggressive Fund, 293,363 shares of the 2010 Moderate
Fund and 142,371 shares of the 2010 Conservative
Fund were exchanged for 532,579 shares of the 2015
ETF Fund in a tax-free exchange. Assets of the 2045
Moderate Fund were reorganized into the 2035 ETF
Fund. In this merger, 379,614 shares of the 2045
Moderate Fund were exchanged for 317,703 shares of the 2035 ETF Fund in a tax-free exchange.

The values of the 2010 Aggressive Fund, the 2010
Moderate Fund and the 2010 Conservative Fund were
$798,560, $2,322,799 and $1,219,242, respectively on
December 21, 2008. Upon the business combination of such Funds on December 21, 2008, the value of the 2010 Aggressive Fund, the 2010 Moderate Fund and the
2010 Conservative Fund, which included accumulated realized losses of $16,694, $92,524 and $104, respectively, and unrealized depreciation of
$340,618, $730,805 and $252,442, respectively,
combined with the 2015 ETF Fund was $14,298,661. In addition, there were wash sales in the amount of $27,716 in accumulated realized losses and $27,716 in unrealized appreciation associated with this merger. The value of the 2045 Moderate Fund on December 31, 2008 was $2,306,527. Upon the business combination of such funds on December 21, 2008, the value of the 2045 Moderate Fund which included accumulated realized losses of $19,086 and unrealized depreciation of $1,342,048, combined with the 2035 ETF Fund was $7,529,107.